KNIFE RIVER HOLDING COMPANY
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
Knife River Holding Company (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”)
DOES HEREBY CERTIFY:
FIRST: That the original certificate of incorporation of the Company was filed with the Secretary of the State of Delaware on November 9, 2022.
SECOND: That the board of directors of the Company (the “Board”) by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions proposing and declaring advisable that the certificate of incorporation of the Company be amended by changing Article IV thereof, so that, as amended, said Article shall read in its entirety as follows:
ARTICLE IV
Section 1.    The Corporation shall be authorized to issue three hundred million (300,000,000) shares of capital stock, all of which shall be shares of common stock, par value $0.01 per share (the “Common Stock”).
Section 2.    Except as otherwise provided by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of the Common Stock shall have one vote and the Common Stock shall vote together as a single class.
THIRD: That in lieu of a meeting and vote of stockholders, the sole stockholder of the Company has given written consent to said amendment in accordance with the provisions of Section 228 of the DGCL.
FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the DGCL.
FIFTH: That the aforesaid amendment shall be effective upon the filing hereof.
[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by the undersigned as of this 5 day of May, 2023.

KNIFE RIVER HOLDING COMPANY
/s/ Karl A. Liepitz
Name:    Karl A. Liepitz
Title:    General Counsel and Secretary
[Signature Page Knife River Holding Company Certificate of Amendment]